Exhibit 10.3
PROMISSORY NOTE

$575,000.00	April 15, 2008
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, Rio Vista Energy Partners L.P., a Delaware limited partnership (the “Maker”), promises to pay to, or order the payment to, Jerome B. Richter, an individual (the “Payee”), on the earlier of (i) the six (6) month anniversary of the date set forth above, or (ii) the sale of any of the assets of the Maker set forth in Schedule I to this Note (the “Due Date”), in lawful money of the United States of America, at the address hereinafter set forth, the principal sum of Five Hundred Seventy-Five Thousand Dollars ($575,000.00) with simple interest from the date first above written until paid at the annual rate of 8 percent (8%); provided, however, that if the rate of interest so required hereunder exceeds the maximum rate permitted by law, the rate of interest required shall be automatically reduced to the maximum permitted by applicable law.
1. Prepayment. The Maker may prepay this Note at any time before the Due Date without prepayment penalty.
2. Default. The occurrence of any of the following shall be deemed to be an event of default (hereinafter referred to as an “Event of Default”) hereunder:
(a) Payment hereunder is not made within ten (10) days of the Due Date;
(b) The Maker makes a general assignment for the benefit of creditors or otherwise becomes insolvent;
(c) Any petition for relief under the U. S. Bankruptcy Code or similar state insolvency or debt moratorium statute is filed by or against the Maker and is not dismissed within thirty (30) days after filing;
(d) Any governmental authority, court or court appointed receiver or officer takes possession and control of all or a substantial portion of the assets and affairs of the Maker, and such possession and control is not relinquished within ten (10) days;
(e) Any additional individual or cumulative indebtedness incurred by the Maker in an amount exceeding $5,000,000.00, that does not result in the full repayment of this Note, within the six (6) month period following the execution of this Note and the Due Date, without the Payee’s prior approval; or
(f) The sale or transfer of any of the assets identified in Schedule I.
3. Amendments and Waivers. No failure on the part of the Payee to exercise any right or remedy hereunder shall operate as a waiver hereof. This Note may not be amended, or compliance with any provision hereof waived, except by a written agreement duly executed by the Payee and the Maker.

4. Severability. If any section or provision of this Note is held invalid, the remainder of this Note shall not be affected thereby.
5. Notices. All notices, requests, demands, or other communications required or permitted under this Note shall be in writing and shall be deemed to have duly given or made on the date of service if served personally on the party to whom notice is to be given, on the date of transmission if sent by telex, telecopier or telegraph, or on the fifth (5th) day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed as follows:

To Payee:	335 Tomahawk Drive
Palm Desert, CA 92211

To Maker:	1313 Alton Gloor Boulevard, Suite J
Brownsville, Texas 98526
or to such other addresses as shall be furnished in writing from time to time.
6. Waivers. The Maker and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.
7. Attorney’s Fees. If the Payee or any assignee engages the services of any attorney for the purpose of enforcing this Note, or any provision thereof, the Payee or assignee shall be entitled to recover his reasonable expenses and costs in enforcing this Note, including attorney’s fees.
8. Governing Law. This Note and the legal relations between the Maker and the Payee shall be governed by and construed in accordance with the laws of the State of California.
IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

“MAKER”

RIO VISTA ENERGY PARTNERS L.P.
By: Rio Vista GP LLC, general partner

/s/ Ian Bothwell

Print Name:	Ian Bothwell

SCHEDULE I
Rio Vista Energy Partners L.P. Assets